East West International, Inc.Form 1-A - Offering Statement (Regulation A, Tier 1)

As filed with the Securities and Exchange Commission on August 26, 2026

File No. 026-[•]

PRELIMINARY OFFERING CIRCULAR

Subject to Completion, dated August 26, 2026

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of such jurisdiction. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

TIER 1 OFFERING

EAST WEST INTERNATIONAL, INC.

(Exact name of issuer as specified in its charter)

Wyoming	7812	39-2647292
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5023 West 120th Avenue, PMB #324

Broomfield, Colorado 80020-5606

Telephone: (702) 767-3065

(Address, including zip code, and telephone number, including area code, of issuer’s principal executive offices)

Nezar Mohamed, President and Chief Executive Officer

East West International, Inc.

5023 West 120th Avenue, PMB #324, Broomfield, Colorado 80020-5606  ·  Telephone: (702) 767-3065

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

John E. Dolkart, Jr., Esq.  ·  100 Pine Street, Suite 1250  ·  San Francisco, California 94111  ·  (415) 707-7717

i

EAST WEST INTERNATIONAL, INC.

Up to 5,280,000 Shares of Common Stock

This Offering Circular relates to: (i) the offer and sale by East West International, Inc. (“EWI,” “we,” “us,” “our,” or the “Company”) of up to 5,000,000 newly issued shares of our common stock, par value $0.001 per share (the “Company Shares”), in a self-underwritten, best-efforts offering qualified under Tier 1 of Regulation A; and (ii) the resale, from time to time, of up to 280,000 shares of our common stock (the “Resale Shares,” and together with the Company Shares, the “Shares”) by the selling securityholders identified under “Selling Securityholders,” which Resale Shares were previously issued in a transaction exempt from registration. We refer to this Offering Circular and the offering statement on Form 1-A of which it forms a part collectively as the “Offering Statement.”

Tier 1 secondary-sales limitation. Because neither the Company nor any selling securityholder has previously sold securities pursuant to a qualified Regulation A offering statement or an effective Securities Act registration statement, Rule 251(a) limits sales by selling securityholders to no more than 30% of the aggregate offering price of this offering. The Resale Shares consist of 280,000 shares, and the resale component ($28,000) represents approximately 5.3% of the $528,000 aggregate offering price, well within the 30% limitation. The Company may conform these amounts before qualification provided the 30% limitation continues to be satisfied. The Resale Shares constitute a portion of the shares of common stock sold in our prior private placement. The remaining 80,000 shares sold in that private placement are not included in this offering. All other outstanding shares of our common stock are held by our founders and are not included in this offering. All shares of our common stock not included in this offering remain restricted securities, continue to bear a restrictive legend, and are subject to applicable resale limitations.

Company (Primary) Offering. We are offering up to 5,000,000 Company Shares at a fixed price of $0.10 per share. The offering is being conducted on a best-efforts, self-underwritten basis by our officers and directors, who will not receive any commission or other remuneration for the sale of the Company Shares. There is no minimum number of Company Shares that must be sold, and there is no minimum aggregate amount of proceeds required for us to use the proceeds we receive. We have not engaged an underwriter or placement agent, and we have not arranged to place the proceeds of this offering in an escrow, trust, or similar account. Accordingly, any proceeds we receive from the sale of the Company Shares will be immediately available to us and may be used in our discretion.

Resale (Selling Securityholder) Offering. The selling securityholders may sell the Resale Shares from time to time. We will not receive any proceeds from the resale of the Resale Shares. Because there is no established public market for our common stock as of the date of this Offering Circular, the selling securityholders must sell the Resale Shares at a fixed price of $0.10 per share until our common stock is quoted on the OTC Markets (the OTCID tier, formerly the “Pink” market, or the OTCQB), and thereafter at prevailing market prices or in privately negotiated transactions. See “Plan of Distribution” and “Selling Securityholders.”

This is a Tier 1 offering under Regulation A. The maximum aggregate offering price of securities that may be sold in a Tier 1 offering under Regulation A in any rolling 12-month period is $20,000,000, including no more than $6,000,000 on behalf of selling securityholders that are affiliates of the issuer. This offering is well within those limits. As a Tier 1 offering, this offering does not preempt state securities (“blue sky”) registration or qualification, and we must register or qualify the offering, or perfect an available exemption, in each jurisdiction in which the Shares are offered or sold. See “State (Blue Sky) Qualification” and “Risk Factors.”

There is no established public trading market for our common stock. Our common stock is not currently listed or quoted on any national securities exchange or quotation system. We intend to engage a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) pursuant to Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to obtain a quotation of our common stock on the OTC Markets; however, there can be no assurance that a market maker will agree to file such an application, that FINRA will not object, or that any trading market will ever develop or, if developed, be sustained.

Investing in our common stock involves a high degree of risk. These are speculative securities. You should purchase our common stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 4 of this Offering Circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH

THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Per Company Share	$0.10	$0.00	$0.10
Total Maximum (5,000,000 Company Shares)	$500,000	$0.00	$500,000
Per Resale Share (3)	$0.10	$0.00	$0.00
Total Maximum (280,000 Resale Shares)	$28,000	$0.00	$0.00

(1)  The Company Shares are being offered on a self-underwritten, best-efforts basis by our officers and directors in reliance on Rule 3a4-1 under the Exchange Act. No sales commissions or underwriting discounts will be paid. See “Plan of Distribution.”

(2)  Before deducting expenses of the offering payable by the Company, estimated at approximately $30,000. We will not receive any proceeds from the resale of the Resale Shares by the selling securityholders. See “Use of Proceeds to Issuer” and “Plan of Distribution.”

(3)  The Resale Shares are offered for the account of the selling securityholders. The Company will not receive any proceeds from the sale of the Resale Shares. See “Selling Securityholders.”

The Company Shares are being offered for a period of up to 360 days from the date this Offering Circular is qualified, unless extended by our Board of Directors for an additional 90 days or terminated earlier at our discretion. See “Plan of Distribution.”

This Offering Circular follows the Offering Circular format prescribed by Part II of Form 1-A. The date of this Offering Circular is September 15, 2026.

You should rely only on the information contained in this Offering Circular and in any supplement or solicitation materials we may authorize. We have not authorized anyone to provide you with information that is different. This Offering Circular may be used only where it is legal to sell these securities. The information in this Offering Circular is accurate only as of its date, regardless of the time of delivery of this Offering Circular or of any sale of our common stock. For investors outside the United States: neither we nor the selling securityholders have taken any action that would permit this offering, or possession or distribution of this Offering Circular, in any jurisdiction where action for that purpose is required, other than in the United States.

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire Offering Circular carefully, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes, before making an investment decision. Unless the context otherwise requires, references in this Offering Circular to “EWI,” the “Company,” “we,” “us,” and “our” refer to East West International, Inc., a Wyoming corporation, and its wholly owned subsidiary, East West Productions, LLC, a Wyoming limited liability company.

Our Company

East West International, Inc. was incorporated in the State of Wyoming on June 3, 2025. We have established a fiscal year end of June 30. We are a development-stage, start-up company with no revenues, nominal assets, and nominal losses incurred since inception, which losses relate solely to the issuance of common stock to our founding group and to organizational and offering-related expenses. As of the date of this Offering Circular, we have not commenced revenue-generating operations.

Our business plan is to become an independent film and media content development firm focused on leveraging emerging technologies to create, monetize, and distribute digital and cinematic content. In the short term, we intend to use artificial intelligence (“AI”) tools, together with conventional film and video production techniques, to develop high-volume media content optimized for monetization on YouTube and similar platforms. We believe this strategy may enable rapid market entry, scalable content production, and early revenue generation through advertising-based and partner monetization models. Over the longer term, we aim to evolve into a producer and distributor of original films and multimedia content, expanding into narrative cinema, episodic series, documentaries, and branded content, and to pursue the international acquisition of media properties and the formation of global content partnerships and distribution relationships.

On June 9, 2025, we acquired all the outstanding membership interests of East West Productions, LLC (“EWP”), a Wyoming limited liability company, in exchange for the issuance of 2,500,000 shares of our common stock. As a result of that transaction, EWP became our wholly owned subsidiary. EWP has conducted only limited start-up activities and has not generated material revenue. See “Interest of Management and Others in Certain Transactions.”

EWP operates social media sites on Instagram, at https://www.instagram.com/eastwest.pro/, and on YouTube, at https://www.youtube.com/@EastWestProduction. Information contained on, or accessible through, these social media sites is not, and should not be deemed to be, a part of, or incorporated by reference into, this Offering Circular.

Our Industry and Market Opportunity

We intend to operate within the motion picture and video production industry (Standard Industrial Classification Code 7812) and the broader digital content and creator-economy ecosystem. The global digital content market and the AI-assisted media segment have experienced rapid growth, driven by sustained consumer demand for continuous content across platforms such as YouTube, TikTok, and subscription and ad-supported streaming services. We believe many traditional studios have been slow to integrate AI-assisted production workflows, which we believe may create an opportunity for technology-forward, lower-overhead content developers. There can be no assurance that we will be able to capitalize on this opportunity. See “Risk Factors” and “Description of Business.”

Our Competitive Landscape

The motion picture, video production, and digital streaming markets are intensely competitive and are characterized by both large, well-capitalized diversified media and technology companies and numerous smaller independent producers. Large public companies active in content production and streaming distribution include, among others, Netflix, Inc., The Walt Disney Company, Warner Bros. Discovery, Inc., Comcast Corporation, Paramount Global, Amazon.com, Inc., Apple Inc., and Alphabet Inc. (the parent of YouTube). Smaller and independent competitors include established independent studios such as A24, IFC Films, Blumhouse Productions, and Annapurna Pictures, as well as international producers and a large number of AI-assisted and automated content channels. Other development-stage and smaller companies have pursued public-company status within SIC Code 7812 through Securities Act registration statements and Regulation A offering statements. Substantially all of these competitors have significantly greater financial, technical, creative, and personnel resources, longer operating histories, and greater brand recognition than we do. See “Risk Factors - Risks Related to Our Business” and “Description of Business - Competition.”

Summary of Risk Factors

Our business and an investment in our common stock are subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this summary. These risks include, among others, the following:

•We are a development-stage company with a limited operating history, no revenues, and a substantial likelihood of continued operating losses; our financial statements may include disclosure expressing substantial doubt about our ability to continue as a going concern.

•We will require substantial additional capital to implement our business plan, and such capital may not be available on acceptable terms, or at all; this is a best-efforts offering with no minimum, and we may raise little or no proceeds.

•We are heavily dependent on our two officers and directors, and the loss of either of them would materially harm us.

•We have a written executive employment agreement with our President and Chief Executive Officer that obligates us to pay base salary of $24,000 per year, and severance in specified circumstances, whether or not we have revenue or capital; accrued and unpaid salary owed to him becomes payable upon our receipt of aggregate net proceeds of at least $250,000, so a portion of the proceeds of this offering may be used to pay compensation owed to an officer, director, and controlling stockholder.

•Our planned use of AI tools to create content exposes us to evolving legal, regulatory, copyright, and intellectual-property risks, and to platform-policy and platform-dependency risks, particularly with respect to YouTube and similar platforms.

•Our two founders own approximately 97.66% of our outstanding common stock as of the date of this Offering Circular and will continue to control the election of directors and all other matters requiring stockholder approval following this offering.

•There is no public market for our common stock, the offering price was arbitrarily determined, and our common stock, if quoted, is expected to be a “penny stock” subject to additional resale and broker-dealer requirements.

•This is a Tier 1 Regulation A offering that does not preempt state “blue sky” laws; we must qualify or perfect an exemption in each state where the Shares are offered or sold, and state regulators may impose merit-based conditions or decline to clear the offering.

•We may be deemed to be a “shell company,” which would impose limitations on the availability of Rule 144 for the resale of our restricted securities.

•Investors in this offering will experience immediate and substantial dilution.

Corporate Information

Our principal executive offices are located at 5023 West 120th Avenue, PMB #324, Broomfield, Colorado 80020-5606. Our registered agent and registered office in the State of Wyoming is located at 30 Gould Street, Suite R, Sheridan, Wyoming 82801. Our telephone number is (702) 767-3065. We do not currently maintain a corporate website; any information that may in the future be available on a website is not, and should not be deemed to be, a part of, or incorporated by reference into, this Offering Circular.

Implications of Conducting a Tier 1 Offering Under Regulation A

We are conducting this offering pursuant to Tier 1 of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). Regulation A is an exemption from registration that permits an eligible company to offer and sell securities to the public, subject to specified eligibility, disclosure, and reporting requirements. Because we are conducting a Tier 1 offering, the following implications apply:

Offering size. We may sell up to $20,000,000 of securities under Regulation A in any rolling 12-month period, including not more than $6,000,000 on behalf of selling securityholders who are affiliates of the Company. Because this is our first Regulation A offering, sales by selling securityholders may not exceed 30% of the aggregate offering price of this offering.

Qualification, not effectiveness. Securities offered under Regulation A are sold pursuant to an offering statement that is “qualified” by the Commission. We may not sell securities under this Offering Circular until the Commission has qualified the Offering Statement.

State (blue sky) qualification is not preempted. Unlike a Tier 2 offering, a Tier 1 offering does not preempt the registration and qualification requirements of state securities laws. We must register or qualify the offering, or perfect an available exemption, in each state in which the Shares are offered or sold, which we expect to pursue principally through the coordinated review program administered by the North American Securities Administrators Association (“NASAA”).

Financial statements. Financial statements included in a Tier 1 offering statement must be prepared in accordance with U.S. generally accepted accounting principles but are not required to be audited under federal Regulation A requirements, unless the Company has otherwise obtained an audit. See “Financial Statements.”

No ongoing Regulation A reporting. Tier 1 issuers are not subject to the ongoing reporting requirements applicable to Tier 2 issuers (annual reports on Form 1-K, semiannual reports on Form 1-SA, and current reports on Form 1-U). Upon completion or termination of the offering, we will be required to file an exit report on Form 1-Z. Completion of this Tier 1 offering will not, by itself, cause us to become subject to the periodic and current reporting requirements of the Exchange Act. See “Reporting Obligations; Where You Can Find More Information.”

THE OFFERING

Common stock offered by the Company	Up to 5,000,000 shares of common stock at a fixed price of $0.10 per share, on a self-underwritten, best-efforts basis (the “Company Shares”).
Common stock offered by the selling securityholders

Up to 280,000 shares of common stock (the “Resale Shares”), which were previously issued in a transaction exempt from registration under the Securities Act. The selling securityholders will sell at a fixed price of $0.10 per share until our common stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices. The number of Resale Shares reflects the 30% secondary-sales limitation applicable to our first Regulation A offering.

Offering price	$0.10 per share. The offering price was arbitrarily determined by us and bears no relationship to our assets, book value, results of operations, net worth, or any other recognized criterion of value.
Regulation A tier	Tier 1. Maximum of $20,000,000 in any rolling 12-month period (not more than $6,000,000 for affiliate selling securityholders). This offering does not preempt state securities laws.
Common stock outstanding before this offering	15,360,000 shares (1).
Common stock outstanding after this offering	Up to 20,360,000 shares, assuming the sale of all 5,000,000 Company Shares (1). The resale of the Resale Shares by the selling securityholders will not change the number of shares outstanding.
Preferred stock

None. Our Articles of Incorporation do not authorize any class or series of preferred stock, and no shares of preferred stock are authorized, issued, or outstanding. Our authorized capital stock consists solely of common stock. See “Securities Being Offered.”

Minimum number of shares to be sold	None. There is no minimum number of Company Shares that must be sold and no minimum amount of proceeds that must be received for us to use the proceeds. This is a no-minimum, no-escrow offering.
Use of proceeds

We intend to use the net proceeds, if any, from the sale of the Company Shares for production equipment and studio costs, software and AI-tool subscriptions, content marketing and YouTube monetization, salaries and technical staffing, and general working capital. We will not receive any proceeds from the resale of the Resale Shares. See “Use of Proceeds to Issuer.”

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.
Market for our common stock

There is no established public trading market for our common stock. We intend to seek a quotation on the OTC Markets through a market maker’s Rule 15c2-11 process, but no assurance can be given that any market will develop. Proposed symbol: “[EWII”].”

Dividend policy	We have never declared or paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future.
Transfer agent	Empire Stock Transfer, Inc. (Las Vegas, Nevada) or another federally registered stock transfer agent with the Securities and Exchange Commission on the close of this Offering.

(1)  Based on 15,360,000 shares of common stock issued and outstanding as of the date of this Offering Circular, consisting of 15,000,000 founder shares and 360,000 shares issued in our prior private placement, as described under “Interest of Management and Others in Certain Transactions” and “Recent Sales of Unregistered Securities” (Part I). Common stock is our only authorized class of capital stock, and we have no outstanding options, warrants, convertible securities, or other securities exercisable for or convertible into shares of common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding to invest in our common stock. If any of the following risks actually occurs, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In that event, the trading price, if any, of our common stock could decline, and you could lose all or part of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also materially and adversely affect us.

This Offering Circular contains forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identifies forward-looking statements. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, including those described below, that could cause actual results to differ materially. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Condition and Capital Requirements

We are a development-stage company with no operating history, which makes it difficult to evaluate our business and prospects.

We were incorporated on June 3, 2025, and our wholly owned subsidiary has conducted limited start-up activities. We have not yet commenced revenue-generating operations and have no meaningful operating history upon which an investor can evaluate our business or future prospects. Our proposed business is subject to all the risks inherent in a new business enterprise, including the absence of an established revenue stream, the need to develop content production and monetization workflows, the need to attract audiences and advertisers, and the need to develop and retain management and creative personnel. We may never be able to implement our business plan, generate meaningful revenue, or achieve or sustain profitability.

Our financial statements contain, or are expected to contain, a going-concern qualification, and we may be unable to continue as a going concern.

We have incurred losses since inception and have nominal assets and no revenues. As a result, the notes to our financial statements may include, or are expected to include, disclosure expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and, ultimately, to generate positive cash flow from operations, neither of which is assured. If we are unable to continue as a going concern, you may lose your entire investment.

We will need substantial additional capital, which may not be available to us on acceptable terms, or at all.

Our existing capital resources are not sufficient to fund the full implementation of our business plan. Even if we sell all of the Company Shares offered hereby, the net proceeds will not be sufficient to fund our long-term plans, including original film production and international content acquisition, and we will be required to seek additional financing. We have not identified and have no commitment to any additional financing.

Additional financing may not be available when needed on terms acceptable to us, or at all. If we raise additional capital through the sale of equity or convertible securities, your ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect your rights. Debt financing, if available, may involve restrictive covenants and increased fixed obligations. If we are unable to obtain adequate financing, we may be required to delay, reduce, or eliminate aspects of our business plan, which would materially and adversely affect our business and could cause you to lose all or part of your investment.

This is a best-efforts offering with no minimum; we may sell few or no Company Shares and may be unable to fund our operations.

We are offering the Company Shares on a best-efforts basis through our officers and directors, and there is no minimum number of shares that must be sold and no escrow of proceeds. We may sell substantially fewer shares than the maximum offered, or none at all. If we raise only a portion of the maximum offering amount, we may not have sufficient capital to execute even the initial phase of our business plan, and we may be required to curtail operations.

We have fixed contractual compensation, deferral, and severance obligations to our Chief Executive Officer, and a portion of the proceeds of this offering may be used to pay accrued compensation to him.

On June 15, 2025, we entered into an Executive Employment Agreement with Nezar Mohamed, our President, Chief Executive Officer, a director, and the beneficial owner of approximately 81.38% of our outstanding common stock. The agreement provides for base salary at the rate of $2,000 per month ($24,000 per year), has an initial term ending June 14, 2027, and renews automatically for successive one-year periods unless either party gives sixty (60) days’ notice of non-renewal. This obligation accrues whether or not we generate any revenue and whether or not we raise any capital in this offering. Because we have limited cash, the agreement permits unpaid base salary to accrue as an unsecured, non-interest-bearing obligation. As of June 30, 2026, $[9,000] of base salary had accrued and remained unpaid.

Accrued and deferred base salary becomes payable no later than the earlier of (i) our receipt of aggregate net proceeds of at least $250,000 from any offering of our securities or from operations and (ii) the last day of the fiscal year following the fiscal year in which the amount was earned. After deducting estimated offering expenses of approximately $30,000, we would receive net proceeds of $250,000 only if we sell more than approximately 2,800,000 Company Shares, or approximately 56% of the maximum offering. If we reach that threshold, we will be required to apply a portion of the proceeds of this offering to the payment of accrued salary owed to Mr. Mohamed rather than to the business purposes described under “Use of Proceeds to Issuer,” and those payments will be made to a person who is also our controlling stockholder and a director. In addition, if we terminate Mr. Mohamed without “cause,” or if he resigns for “good reason,” we are obligated to pay severance equal to three (3) months of base salary, or the remainder of the then-current term if shorter, and we are obligated to indemnify him and to advance his expenses to the fullest extent permitted by Wyoming law. We do not maintain directors’ and officers’ liability insurance. These obligations increase our cash requirements, and our failure to pay them could result in a claim against us that we may lack the resources to satisfy. See “Compensation of Directors and Officers” and “Interest of Management and Others in Certain Transactions.”

Risks Related to This Regulation A Offering

The Commission may not qualify our Offering Statement, or may delay or condition qualification, and qualification is not a finding by the Commission as to the merits of the offering.

We may not sell any securities under this Offering Circular until the Commission has qualified the Offering Statement of which it forms a part. The Commission may issue comments that require us to amend the Offering Statement, may delay qualification, or may decline to qualify the Offering Statement. Qualification by the Commission does not mean that the Commission has passed upon the merits of, or given its approval to, the securities offered or the terms of the offering, or upon the accuracy or completeness of this Offering Circular. There can be no assurance that the Offering Statement will be qualified in a timely manner or at all.

Because this is a Tier 1 offering, we must separately register or qualify the offering under state “blue sky” laws, and we may be unable to offer or sell the Shares in some or all states.

Unlike a Tier 2 offering under Regulation A, a Tier 1 offering does not preempt state securities registration and qualification requirements. Accordingly, we and the selling securityholders may offer and sell the Shares only in those states in which the offering has been registered or qualified, or in which an exemption is available. We intend to pursue clearance principally through the coordinated review program administered by NASAA, but participating states conduct their own review, and certain states apply merit-based standards that may result in additional conditions, escrow or impound requirements, suitability or investment limitations, or a refusal to clear the offering. The blue-sky process will increase the time and cost of the offering, and the inability to qualify the offering in particular states will reduce the number of potential investors and the proceeds we may raise.

As a Tier 1 issuer, we will not be subject to the ongoing Regulation A or Exchange Act reporting requirements that apply to certain other public companies, and investors will have access to less information about us.

Tier 1 issuers are not required to file ongoing reports under Regulation A (annual reports on Form 1-K, semiannual reports on Form 1-SA, or current reports on Form 1-U), and completion of this Tier 1 offering will not, by itself, subject us to the periodic and current reporting requirements of the Exchange Act. After we file our exit report on Form 1-Z, we may not be required to make any further public filings unless and until we separately become subject to a reporting obligation (for example, in connection with obtaining or maintaining a quotation of our common stock). As a result, investors may have access to substantially less information about us than they would have for a fully reporting company, which may make it more difficult to evaluate our business or to resell our common stock.

If we fail to satisfy the ongoing eligibility requirements of Regulation A, we may be unable to rely on the exemption.

Regulation A is available only to eligible issuers and is subject to “bad actor” disqualification provisions that apply to the Company and to its officers, directors, significant securityholders, and other covered persons. If we or any covered person were to become subject to a disqualifying event, or if we otherwise failed to satisfy the eligibility or other conditions of Regulation A, we could lose the ability to rely on the exemption, which would prevent us from completing this offering and could expose us to liability.

Risks Related to Our Business and Industry

We operate in an intensely competitive industry, and most of our competitors have substantially greater resources than we do.

The motion picture, video production, digital content, and streaming markets are highly competitive. We compete, directly or indirectly, with large, well-capitalized and diversified media and technology companies (such as Netflix, The Walt Disney Company, Warner Bros.

Discovery, Comcast, Paramount Global, Amazon, Apple, and Alphabet, the parent of YouTube), with established independent studios (such as A24, IFC Films, Blumhouse Productions, and Annapurna Pictures), with numerous international producers, and with a large and growing number of AI-assisted and automated content creators. Substantially all of these competitors have greater financial, technical, creative, distribution, and personnel resources, longer operating histories, larger content libraries, and greater brand recognition than we do. We may be unable to compete effectively, which could prevent us from attracting audiences, advertisers, and distribution partners.

Our business model depends substantially on third-party platforms, particularly YouTube, and changes to their policies, algorithms, or monetization terms could materially harm us.

Our short-term strategy depends on generating advertising and partner revenue from content distributed on YouTube and similar platforms. These platforms control the terms of access, content and monetization policies, eligibility requirements, advertising rates, payment terms, and the algorithms that determine content distribution and discovery, and they may change these terms at any time, with or without notice. A platform could demonetize, restrict, suspend, or terminate our channels or content, including for actual or alleged violations of policies relating to AI-generated or synthetic media, intellectual property, or content quality. Any such action, or any adverse change in platform economics, could materially reduce or eliminate our anticipated revenue.

Our planned use of artificial intelligence to create content subjects us to significant and evolving legal, regulatory, and intellectual-property risks.

We intend to use AI tools for ideation, scriptwriting, image and video generation, voice synthesis, localization, and content optimization. The legal and regulatory framework governing AI-generated content is rapidly evolving and uncertain. Risks include: the possibility that AI-generated works may not be eligible for copyright protection, limiting our ability to protect and monetize our content; the possibility that AI outputs may infringe the copyrights, trademarks, rights of publicity, or other rights of third parties, exposing us to infringement claims; uncertainty regarding the training data used by AI providers; the potential for new laws, regulations, or platform policies that restrict or require disclosure of AI-generated or synthetic media; and reputational risks associated with AI-generated content.

Any of these risks could result in litigation, liability, demonetization, removal of content, or reputational harm, and could require us to change our production methods, any of which could materially and adversely affect our business.

We may be unable to develop and protect intellectual property, and we may face infringement claims.

Our success depends in part on our ability to develop original intellectual property and to protect it. We may be unable to obtain or enforce copyright, trademark, or other protection for our content, particularly content created with AI tools. In addition, third parties may assert that our content infringes their rights. Intellectual property litigation is costly and time-consuming, and an adverse outcome could require us to pay damages, cease using certain content, or obtain licenses on unfavorable terms.

Our long-term plans, including original film production and international media acquisitions, are capital-intensive, speculative, and subject to risks we may be unable to manage.

Original film and series production involves substantial up-front cost, long development cycles, and significant uncertainty as to audience acceptance and commercial success. International content acquisition and distribution involve additional risks, including foreign regulatory requirements, currency fluctuations, differing intellectual-property regimes, and the difficulty of evaluating and integrating acquired properties. We have no experience operating on this scale, and we may be unable to implement these plans.

Risks Related to Our Management and Operations

We are highly dependent on our two officers and directors, and the loss of either of them would materially harm us.

Our business is substantially dependent on the services of Nezar Mohamed, our President, Chief Executive Officer, and a director, and Ted D. Campbell II, our Executive Vice President and a director. We do not currently maintain key-person life insurance on either of them. The loss of the services of either individual, or our inability to attract and retain additional qualified creative, technical, and management personnel, would have a material adverse effect on our business and prospects.

We have entered into a written Executive Employment Agreement with Mr. Mohamed, effective June 15, 2025, with an initial term ending June 14, 2027 and automatic one-year renewals. That agreement does not assure us of his continued service. He may resign at any time on thirty (30) days’ notice, and may resign for “good reason” and receive severance if we materially breach the agreement or materially diminish his role. The non-competition, non-solicitation, and confidentiality covenants contained in the agreement may be expensive to enforce, may be narrowed or held unenforceable by a court, and are expressly governed by the law of the jurisdiction in which enforcement is sought, which may limit their scope or effect; federal and state law and policy regarding post-employment non-

competition covenants also continue to evolve. We have no written employment agreement with Mr. Campbell, who serves without compensation and may cease serving at any time.

Our Executive Vice President devotes only part of his time to our business, and our officers and directors have potential conflicts of interest.

Under his employment agreement, Mr. Mohamed is required to devote substantially all of his business time to the business and affairs of the Company and East West Productions, LLC, our wholly owned subsidiary, and the parties have acknowledged that he devotes approximately forty (40) hours per week to their combined business. That agreement nonetheless permits him, subject to conditions, to manage his personal investments, to participate in charitable, civic, and industry activities, and, with the prior written consent of our Board, to serve on the board of another entity. Mr. Campbell, who has no employment agreement with us and receives no compensation, devotes only a portion of his time to our business and remains engaged in other business activities, including a corporate consulting practice that serves other issuers. As a result, conflicts of interest may arise in the allocation of their time and in the pursuit of business opportunities, and Mr. Mohamed’s employment agreement was negotiated and approved without any independent or disinterested director. These conflicts may not be resolved in our favor.

We do not have independent directors, and we have not yet implemented the corporate governance and internal-control structures of an established public company.

Both of our directors have a direct financial interest in the Company, and we do not currently have any independent or disinterested directors. As a newly formed company, we have limited internal controls over financial reporting and limited accounting and compliance personnel. We may identify material weaknesses in our internal control over financial reporting, and we may be unable to implement and maintain the controls and procedures expected of a public company in a timely or cost-effective manner.

Risks Related to This Offering, Our Common Stock, and Our Capital Structure

Our two founders control us and will continue to control all matters submitted to stockholders.

As of the date of this Offering Circular, our two founders beneficially own a substantial majority of our outstanding common stock - 15,000,000 shares of common stock, or approximately 97.66% of the shares outstanding. Even if all 5,000,000 Company Shares are sold in this offering, our two founders would continue to hold approximately 73.67% of our outstanding common stock. Because holders of our common stock are entitled to one vote per share and have no cumulative voting rights, our founders will be able to control the election of directors and the outcome of all matters requiring stockholder approval, even after giving effect to this offering. This concentration of voting control may have the effect of delaying or preventing a change in control, may discourage transactions that might otherwise be beneficial to other stockholders, and means that the interests of our controlling stockholders may differ from yours.

There is no public market for our common stock, and one may never develop.

There is no established public trading market for our common stock. We intend to engage a market maker to file an application with FINRA pursuant to Rule 15c2-11 to obtain a quotation of our common stock on the OTC Markets, but we cannot assure you that a market maker will agree to do so, that FINRA will not object, or that an active or liquid trading market will ever develop or be sustained. If no market develops, you may be unable to resell your shares and may lose your entire investment.

The offering price was arbitrarily determined and does not reflect any objective measure of value.

The offering price of $0.10 per share was determined arbitrarily by us and bears no relationship with our assets, book value, net worth, results of operations, or any other recognized criterion of value. The offering price should not be considered an indication of the actual value of our common stock.

If our common stock becomes quoted, it will be subject to the “penny stock” rules, which may make it more difficult to resell.

If our common stock is quoted, it is expected to be a “penny stock” as defined under the Exchange Act because, among other things, it is expected to trade at less than $5.00 per share. The penny-stock rules impose additional sales-practice and disclosure requirements on broker-dealers who sell penny stocks to people other than established customers and accredited investors. These requirements may reduce the level of trading activity in any secondary market and may make it more difficult for investors to sell their shares.

We may be deemed a “shell company,” which would limit the availability of Rule 144 and could adversely affect the liquidity of our restricted securities.

Because we are a development-stage company with nominal operations and nominal assets, we may be deemed to be a “shell company” as defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act. Although securities sold by the Company in this qualified Regulation A offering will not be “restricted securities,” our founders and other holders of restricted securities not sold in this offering may be unable to rely on Rule 144 for resale. If we are now, or have ever been, a shell company, Rule 144 will not be available for the resale of restricted securities until certain conditions are satisfied, including that we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act, have filed all required reports for at least 12 months, and have filed current “Form 10 information,” after which a one-year holding period must elapse. These limitations could adversely affect the liquidity and value of our restricted securities.

Investors in this offering will experience immediate and substantial dilution.

Our net tangible book value as of June 30, 2026, was $(10,029), or $(0.0007) per share, and the $0.10 offering price of the Company Shares is substantially higher than the pro forma net tangible book value per share of our common stock immediately after this offering. If all 5,000,000 Company Shares are sold, purchasers in this offering will incur immediate dilution of $0.0774 per share, or approximately 77.4%; if only 25% of the Company Shares are sold, that dilution increases to $0.0949 per share, or approximately 94.9%. Accordingly, investors who purchase Company Shares in this offering will incur immediate and substantial dilution in the net tangible book value per share of their investment. See “Dilution.”

We do not intend to pay dividends, so any return on investment will depend on appreciation in the price of our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any future earnings to fund the development and growth of our business. Accordingly, any return on your investment, if any, will depend on whether the price of our common stock appreciates, which it may never do.

A significant number of shares may become eligible for future sale, which could depress the market price of our common stock.

Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, including upon qualification of this Offering Statement or the eventual eligibility of restricted shares for resale, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. All statements other than statements of historical fact contained in this Offering Circular, including statements regarding our future results of operations and financial position, business strategy, prospective products and services, planned use of AI tools, content-monetization plans, capital needs and sources, and the plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements are based on our current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other factors, including those described under “Risk Factors,” that may cause our actual results, performance, or achievements to differ materially from those expressed or implied. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Offering Circular, except as required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with this offering.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the resale of the Resale Shares by the selling securityholders. We will receive proceeds from the sale of the Company Shares that we sell in this offering. Because this is a best-efforts offering with no minimum, there is no assurance that we will sell any or all of the Company Shares. The following table sets forth our intended use of the net proceeds from the sale of the Company Shares, assuming we sell 25%, 50%, 75%, and 100% of the maximum 5,000,000 Company Shares offered, after deducting estimated offering expenses of approximately $30,000 (which expenses we expect to pay from existing working capital and/or early proceeds). The amounts set forth below are estimates only and are subject to change at the discretion of our management based on prevailing business conditions, the actual proceeds raised, and other factors.

Application of Proceeds	25% ($125,000)	50% ($250,000)	75% ($375,000)	100% ($500,000)
Gross proceeds	$125,000	$250,000	$375,000	$500,000
Less: estimated offering expenses	(30,000)	(30,000)	(30,000)	(30,000)
Net proceeds	$95,000	$220,000	$345,000	$470,000

Application of Proceeds	25% ($125,000)	50% ($250,000)	75% ($375,000)	100% ($500,000)
Production equipment	8,000	18,000	24,000	30,000
Studio / facilities	7,200	14,400	19,200	24,000
Software & AI-tool subscriptions	5,000	12,000	16,000	20,000
Content marketing & YouTube monetization	25,000	80,000	35,000	80,000
Acquisition of Media Content	0	0	100,000	100,000
Administrative salaries	15,000	40,000	60,000	80,000
Technical staff & consultants	15,000	40,000	60,000	80,000
General working capital	19,800	15,600	30,800	56,000
Total use of net proceeds	$95,000	$220,000	$345,000	$470,000

Payment of accrued officer compensation. The “Administrative salaries” line item above includes base salary payable to Nezar Mohamed, our President and Chief Executive Officer, under his Executive Employment Agreement, at the rate of $2,000 per month ($24,000 per year). Under that agreement, base salary that has accrued and been deferred because we lacked sufficient cash becomes payable no later than the earlier of (i) our receipt of aggregate net proceeds of at least $250,000 from any offering of our securities or from operations and (ii) the last day of the fiscal year following the fiscal year in which the amount was earned. As of June 30, 2026, $[9,000] of base salary had accrued and remained unpaid. Because estimated offering expenses are approximately $30,000, we will receive net proceeds of $250,000 only if we sell more than approximately 2,800,000 Company Shares (approximately 56% of the maximum offering). If we reach that threshold, we expect to apply approximately $9,000 of the net proceeds to the payment of accrued and unpaid base salary owed to Mr. Mohamed, who is also a director and our controlling stockholder, which will reduce the proceeds available for the other purposes shown above. Other than the payment of accrued and future base salary and the reimbursement of documented business expenses under that agreement, we do not intend to use any of the net proceeds of this offering to pay any officer, director, or holder of ten percent or more of our common stock, or to discharge indebtedness owed to any of them. See “Risk Factors,” “Compensation of Directors and Officers,” and “Interest of Management and Others in Certain Transactions.”

The foregoing represents our best estimate of the allocation of the net proceeds of this offering based on our current plans and prevailing economic and industry conditions. The actual allocation of proceeds may vary materially from the estimates above depending on numerous factors, including the amount actually raised, the timing of expenditures, changes in our business plan, and competitive and other developments. We reserve the right to change the use of proceeds as circumstances warrant, and our management will have broad discretion in the application of the net proceeds. Pending application, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade instruments or hold them as cash.

If we sell less than 25% of the Company Shares, we expect to apply available proceeds first to offering expenses and then to general working capital, and we may be required to seek additional financing to continue operations. See “Risk Factors.”

DETERMINATION OF OFFERING PRICE

There is no established public market for our common stock. The offering price of $0.10 per share was determined arbitrarily by us and bears no relationship to our assets, book value, net worth, results of operations, or any other recognized criterion of value. In determining the offering price, we considered several factors, including the $0.05 per share price at which our common stock was previously sold in our private placement, our lack of operating history and revenues, our present financial condition and capital requirements, the proceeds we are seeking to raise in this offering, the general condition of the securities markets, and the prospects, if any, of comparable development-stage companies. The price offered should not be regarded as an indicator of the actual value of our common stock and may not bear any relationship to the price at which our common stock may trade, if a market ever develops.

The Resale Shares will be offered by the selling securityholders at the same fixed price of $0.10 per share until our common stock is quoted on the OTC Markets, and thereafter at prevailing market prices or in privately negotiated transactions. See “Selling Securityholders” and “Plan of Distribution.”

DILUTION

If you purchase Company Shares in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding.

As of June 30, 2026, we had total assets of $2,638, no intangible assets, and total liabilities of $12,667, resulting in a net tangible book value (deficit) of $(10,029), or $(0.0007) per share, based on 15,360,000 shares of common stock issued and outstanding on that date. Because our net tangible book value is negative, purchasers of Company Shares in this offering will incur immediate and substantial dilution at every level of subscription. The following table illustrates the per-share dilution to new investors assuming the sale of 100%, 75%, 50%, and 25% of the Company Shares offered, in each case after deducting estimated offering expenses of $30,000:

	100% of Offering Sold	75% of Offering Sold	50% of Offering Sold	25% of Offering Sold
Assumed offering price per share	$0.1000	$0.1000	$0.1000	$0.1000
Net tangible book value (deficit) per share before this offering (1)	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Increase per share attributable to new investors	$0.0232	$0.0182	$0.0124	$0.0058
Pro forma net tangible book value per share after this offering	$0.0226	$0.0175	$0.0118	$0.0051
Dilution per share to new investors	$0.0774	$0.0825	$0.0882	$0.0949
Percentage dilution to new investors	77.4%	82.5%	88.2%	94.9%

(1)  Net tangible book value (deficit) before this offering is calculated as total assets of $2,638, less intangible assets of $0, less total liabilities of $12,667, or $(10,029), divided by the 15,360,000 shares of common stock issued and outstanding as of June 30, 2026. We have no outstanding options, warrants, convertible securities, or other securities exercisable for or convertible into shares of common stock, and common stock is our only authorized class of capital stock. Each column assumes gross proceeds at $0.10 per share and deducts estimated offering expenses of $30,000 in full, as follows: the “100% of Offering Sold” column assumes the sale of 5,000,000 Company Shares for gross proceeds of $500,000 (net $470,000) and 20,360,000 shares outstanding after this offering; the “75% of Offering Sold” column assumes the sale of 3,750,000 Company Shares for gross proceeds of $375,000 (net $345,000) and 19,110,000 shares outstanding after this offering; the “50% of Offering Sold” column assumes the sale of 2,500,000 Company Shares for gross proceeds of $250,000 (net $220,000) and 17,860,000 shares outstanding after this offering; and the “25% of Offering Sold” column assumes the sale of 1,250,000 Company Shares for gross proceeds of $125,000 (net $95,000) and 16,610,000 shares outstanding after this offering. The resale of the Resale Shares by the selling securityholders will not change the number of shares outstanding and will not result in any proceeds to us. Per-share amounts are rounded to four decimal places, and columns may not foot precisely as a result of rounding.

Share Ownership and Consideration

The following table sets forth, on an illustrative basis assuming the sale of all 5,000,000 Company Shares, the number and percentage of shares of common stock purchased, the total consideration paid, and the average price per share paid by existing stockholders and by new investors in this offering.

	Shares	%	Total Consideration	%	Avg. Price/Share
Existing stockholders (2)	15,360,000	75.4%	$33,000	6.2%	$0.0021
New investors	5,000,000	24.6%	$500,000	93.8%	$0.1000
Total	20,360,000	100.0%	$533,000	100.0%

(2)  Existing-stockholder consideration consists of $15,000 attributable to the 15,000,000 founder shares issued at the $0.001 par value per share and $18,000 attributable to the 360,000 shares sold in our prior private placement at $0.05 per share. Total consideration does not reflect offering, organizational, or other expenses incurred by the Company, and accordingly does not correspond to our net tangible book value. See “Dilution” above.

SELLING SECURITYHOLDERS

The Resale Shares being offered for resale by the selling securityholders consist of up to 280,000 shares of our common stock that were previously issued and sold in a transaction exempt from the registration requirements of the Securities Act. We are including the Resale Shares in this Offering Statement to permit the selling securityholders to offer and resell the Resale Shares from time to time after the date this Offering Circular is qualified. See “Recent Sales of Unregistered Securities” in Part I of the Offering Statement of which this Offering Circular forms a part.

The Resale Shares consist of 280,000 shares, representing approximately 5.3% of the aggregate offering price, well within the 30% limitation imposed by Rule 251(a) for an issuer’s first Regulation A offering. The Resale Shares constitute 280,000 of the 360,000 shares of common stock sold in the Company’s prior private placement. The remaining 80,000 shares sold in that private placement are not being qualified for resale in this offering, and the holder of those shares has elected not to participate as a selling securityholder. Those 80,000 shares, together with the 15,000,000 outstanding founder shares, are not included in this offering and remain restricted securities that continue to bear a restrictive legend. The Company may reallocate the 280,000 Resale Shares among the selling securityholders, or conform the aggregate number, before qualification provided the 30% limitation continues to be satisfied.

The following table sets forth, with respect to each selling securityholder, the number of shares of common stock beneficially owned before this offering, the number of Resale Shares that may be offered pursuant to this Offering Circular, and the number and percentage of shares to be beneficially owned after the offering, assuming the sale of all of the Resale Shares offered hereby and no other purchases or sales of our common stock. The information in the table is to be completed based on information furnished to us by or on behalf of the selling securityholders. The selling securityholders may sell some, all, or none of their Resale Shares, and we cannot estimate the number of Resale Shares that will be held after completion of the offering. Beneficial ownership is determined in accordance with the rules of the SEC.

Except as described in the notes to the table or under “Interest of Management and Others in Certain Transactions,” none of the selling securityholders has held any position or office with, or has otherwise had a material relationship with, us or any of our affiliates within the past three years, and to our knowledge no selling securityholder is a broker-dealer or an affiliate of a broker-dealer. To the extent any selling securityholder is a broker-dealer or an affiliate of a broker-dealer, such selling securityholder will be identified as an underwriter with respect to the Resale Shares it offers.

Name of Selling Securityholder	Shares Beneficially Owned Before Offering	Shares Offered Hereby	Shares Owned After Offering	% After Offering
Gehan Hussein Hassaan Eid	100,000	100,000	0	0.0%
Lamis Mohamed	100,000	100,000	0	0.0%
Taha Hussein	40,000	40,000	0	0.0%
Harrison Holdings of Virginia, LLC (1)	40,000	40,000	0	0.0%
Total	280,000	280,000	-	-

(1) John Marino is the managing member of Harrison Holdings, LLC and, in that capacity, holds voting and investment control over the shares held by Harrison Holdings, LLC, a Commonwealth of Virginia limited liability company. The Company must confirm the complete selling securityholder information, including the natural persons with voting and/or investment control over any shares held by an entity, the number of shares each acquired, and the date and exemption relied upon, and any material relationships, prior to requesting qualification. Affiliates’ resales remain subject to the $6,000,000 affiliate cap and the manner-of-sale and other applicable requirements of the federal and state securities laws.

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PLAN OF DISTRIBUTION

Company Offering

We are offering up to 5,000,000 Company Shares on a self-underwritten, best-efforts basis. The Company Shares will be offered and sold by our officers and directors, Nezar Mohamed and Ted D. Campbell II, on our behalf. No officer or director will receive any commission, finder’s fee, or other remuneration in connection with the offer or sale of the Company Shares. Our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act in offering and selling the Company Shares. In reliance on that rule, our officers and directors: (i) are not subject to any statutory disqualification under Section 3(a)(39) of the Exchange Act; (ii) will not be compensated by commissions or other transaction-based compensation for the sale of the Company Shares; (iii) are not, and at the time of their participation will not be, associated persons of a broker or dealer; and (iv) will primarily perform substantial duties for us otherwise than in connection with securities transactions, will not be brokers or dealers or associated persons of a broker or dealer within the preceding 12 months, and will not participate in offerings of securities more than once every 12 months, except as permitted by Rule 3a4-1.

There is no minimum number of Company Shares that must be sold in this offering, and there is no minimum amount of proceeds required for us to use the funds we receive. We have not established, and do not intend to establish, an escrow, trust, or similar account for the proceeds of this offering, except to the extent required by the securities laws of a particular state in which the offering is qualified. As a result, except where a state requires an escrow or impound, all proceeds from the sale of the Company Shares will be deposited directly into our account and will be immediately available for our use. Investors will have no right to a return of their funds once a subscription has been accepted.

The Company Shares will be offered at a fixed price of $0.10 per share for the duration of the Company offering. This offering will commence on the date this Offering Circular is qualified and will continue for a period of up to 360 days, unless extended by our Board of Directors for an additional period of up to 90 days, or unless all of the Company Shares are sold or the offering is terminated earlier by our Board of Directors, whichever occurs first. We reserve the right to accept or reject any subscription, in whole or in part, in our sole discretion, for any reason or for no reason.

To subscribe, a prospective investor must complete, execute, and deliver a subscription agreement, together with payment of the purchase price by check or other immediately available funds payable to the Company. A subscription is not binding on us until accepted, and we will return the subscription documents and funds, without interest or deduction, for any subscription we reject.

State (Blue Sky) Qualification of the Company Offering

Because this is a Tier 1 offering, the offering does not preempt state securities laws, and we may offer and sell the Company Shares only in those states in which the offering has been registered or qualified, or in which an exemption is available. We intend to seek clearance to offer and sell the Company Shares in selected states, principally through the NASAA coordinated review program. The states in which the offering is qualified will be identified by supplement or amendment prior to commencing sales in those states. See “State (Blue Sky) Qualification.”

Resale by Selling Securityholders

The selling securityholders and any of their pledgees, assignees, donees, transferees, or other successors-in-interest may, from time to time, sell any or all of their Resale Shares. Because there is no established public market for our common stock, the selling securityholders must sell the Resale Shares at a fixed price of $0.10 per share until our common stock is quoted on the OTC Markets, and thereafter at prevailing market prices, at prices related to prevailing market prices, at negotiated prices, or at fixed prices. The selling securityholders may use any one or more of the following methods when selling Resale Shares once a market exists:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•privately negotiated transactions;

•an exchange distribution in accordance with the rules of the applicable exchange or quotation system, if then applicable;

•a combination of any such methods of sale; or

•any other method permitted pursuant to applicable law.

The selling securityholders may also sell Resale Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Offering Circular, provided that they meet the criteria and conform to the requirements of those provisions. Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales and may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser, from the purchaser) in amounts to be negotiated.

The selling securityholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have advised each selling securityholder that it may not use shares included in this Offering Circular to cover short sales of our common stock made prior to the date the Offering Statement is qualified, and that, during such time as it may be engaged in a distribution of the Resale Shares, each selling securityholder is required to comply with Regulation M under the Exchange Act.

We will pay all fees and expenses incident to the inclusion of the Resale Shares in the Offering Statement. We will not receive any proceeds from the resale of the Resale Shares by the selling securityholders.

Regulation M

We and the selling securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by us, the selling securityholders, and any other person engaged in a distribution. These restrictions may affect the marketability of our common stock and the ability of any person to engage in market-making activities.

SECURITIES BEING OFFERED

The following description of our capital stock and certain provisions of our articles of incorporation, as amended (our “Articles”), and our bylaws (our “Bylaws”) is a summary and is qualified in its entirety by reference to the full text of our Articles and Bylaws, copies of which are filed as exhibits to the Offering Statement of which this Offering Circular forms a part, and by the applicable provisions of the Wyoming Business Corporation Act (the “WBCA”).

Authorized Capital Stock

Our authorized capital stock consists solely of 100,000,000 shares of common stock, par value $0.001 per share. No other class or series of capital stock is authorized. As of the date of this Offering Circular, 15,360,000 shares of common stock were issued and outstanding, and we had no outstanding options, warrants, convertible securities, or other securities exercisable for or convertible into shares of our capital stock.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights. Because our two founders hold approximately 97.66% of our outstanding common stock and there is no cumulative voting, our founders are able to control the election of directors and other matters submitted to a vote of stockholders. See “Risk Factors” and “Security Ownership of Management and Certain Securityholders.”

Dividends. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. We have never declared or paid any cash dividends and do not anticipate doing so in the foreseeable future.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of our liabilities.

Other Rights. Holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking-fund provisions applicable to the common stock. All outstanding shares of common stock are, and the Company Shares to be sold in this offering when issued and paid for will be, fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation do not authorize any class or series of preferred stock. No shares of preferred stock are authorized, and no shares of preferred stock are issued or outstanding. Our Board of Directors has no “blank check” authority to designate and issue preferred stock without stockholder approval. Any future authorization of preferred stock would require an amendment to our Articles of Incorporation approved by our stockholders in accordance with the Wyoming Business Corporation Act. If we were to authorize and issue preferred stock in the future, the rights, preferences, and privileges of holders of our common stock could be subordinated to, and adversely affected by, the rights of the holders of that preferred stock.

Anti-Takeover Effects of Our Charter, Bylaws, and Wyoming Law

Certain provisions of our Articles and Bylaws and of the WBCA may have the effect of delaying, deferring, or discouraging a change in control or changes in our management, including the concentration of ownership of our outstanding common stock in our two founders. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Penny Stock Considerations

Our common stock, if and when quoted, is expected to be subject to the SEC’s “penny stock” rules. See “Risk Factors” and “Market for Common Equity and Related Stockholder Matters.”

Transfer Agent and Registrar

We intend to appoint Empire Stock Transfer, Inc. (Las Vegas, Nevada) or another federally registered stock transfer agent with the Securities and Exchange Commission on the close of this Offering.

DESCRIPTION OF BUSINESS

Overview

East West International, Inc. was incorporated in the State of Wyoming on June 3, 2025, and has established a fiscal year end of December 31. We are a development-stage company with no revenues and nominal assets. We intend to operate as an independent film and media content development firm focused on leveraging emerging technologies, including artificial intelligence, to create, monetize, and distribute digital and cinematic content. We conduct our planned operations through ourselves and our wholly owned subsidiary, East West Productions LLC, a Wyoming limited liability company.

Our business plan has two principal phases. In the short term, we intend to use AI tools, together with conventional film and video production techniques, to develop high-volume media content optimized for monetization on YouTube and similar platforms, with the objective of achieving rapid market entry, scalable content production, and early revenue through advertising-based and partner monetization models. Over the longer term, we intend to evolve into a producer and distributor of original films and multimedia content, expanding into narrative cinema, episodic series, documentaries, and branded content, and to pursue the international acquisition of media properties and the formation of global content partnerships and distribution relationships.

Our Subsidiary

On June 9, 2025, we entered into a Membership Interest Purchase Agreement with East West Productions, LLC, pursuant to which we acquired all of the outstanding membership interests of East West Productions, LLC in exchange for the issuance of 2,500,000 shares of our common stock. As a result, East West Productions LLC became our wholly owned subsidiary. See “Interest of Management and Others in Certain Transactions.”

EWP operates social media sites on Instagram, at https://www.instagram.com/eastwest.pro/, and on YouTube, at https://www.youtube.com/@EastWestProduction, which we intend to use to publish, distribute, and promote our content and to develop audience engagement as we implement our business plan. Information contained on, or accessible through, these social media sites is not, and should not be deemed to be, a part of, or incorporated by reference into, this Offering Circular.

Short-Term Strategy: AI-Assisted Content and Platform Monetization

During our initial phase (which we anticipate to span approximately the first one to three years), we intend to develop and publish algorithmically informed video and short-form content on YouTube and similar platforms across a range of niches, which may include narrated storytelling, AI-assisted animation, educational and explainer content, commentary, and pop-culture and cinema content. We intend to pursue monetization through platform advertising revenue, sponsorships, brand partnerships, and affiliate arrangements, and to repurpose content for additional short-form platforms. We expect to use a combination of third-party AI and production tools for ideation and scriptwriting, video generation and editing, voice and audio synthesis, search-engine and thumbnail optimization, and localization. We do not own these third-party tools and will rely on them under standard commercial license terms.

Long-Term Strategy: Original Production, Acquisition, and Distribution

Over the longer term (which we anticipate to span approximately years four through ten of our plan), we intend to reinvest available cash flow, if any, to develop a slate of original narrative features and series, to pursue international content acquisition and licensing (including remake and adaptation rights), and to develop multimedia brand extensions and branded content. Execution of these plans will require substantially more capital than this offering will provide, as well as personnel and capabilities we have not yet developed, and may never be achieved. See “Risk Factors.”

Market and Industry

We intend to operate within the motion picture and video production industry (SIC Code 7812) and the broader digital content, creator-economy, and streaming ecosystem. This ecosystem has experienced significant growth driven by demand for continuous content across platforms such as YouTube, TikTok, and subscription and ad-supported streaming services. We believe that AI-assisted production methods may allow technology-forward, lower-overhead producers to develop content efficiently; however, the industry is subject to rapid technological change, evolving consumer preferences, and evolving legal and platform requirements. Industry and market data referenced in this Offering Circular are based on management’s estimates and publicly available information and are inherently uncertain.

Competition

The markets in which we intend to operate are intensely competitive. We expect to compete, directly or indirectly, with large diversified media and technology companies, including Netflix, Inc., The Walt Disney Company, Warner Bros. Discovery, Inc., Comcast Corporation, Paramount Global, Amazon.com, Inc., Apple Inc., and Alphabet Inc. (the parent of YouTube), as well as with established independent studios such as A24, IFC Films, Blumhouse Productions, and Annapurna Pictures, with numerous international producers, and with a large number of AI-assisted and automated content creators. Substantially all of these competitors have significantly greater financial, technical, creative, and personnel resources, longer operating histories, and greater brand recognition than we do. We expect to compete on the basis of content quality and originality, speed and efficiency of production, niche audience focus, and the integration of AI-assisted workflows, but we may be unable to compete effectively. See “Risk Factors.”

Intellectual Property

We expect to rely on a combination of copyright, trademark, trade-secret, and contractual protections to establish and protect our intellectual property. The availability and scope of protection for AI-assisted works is uncertain and evolving. We currently hold no issued patents and no registered trademarks or copyrights. Under his Executive Employment Agreement, Mr. Mohamed has assigned to us all right, title, and interest in the work product he conceives, creates, develops, generates, or produces for us during the term of that agreement, including scripts, treatments, films, videos, images, prompts, and workflows, and including material created with the assistance of artificial-intelligence tools, and has waived his moral rights in that work product to the fullest extent permitted by law. The agreement acknowledges, however, that the legal status of AI-assisted material is uncertain and that such material may not be eligible for copyright protection in whole or in part, and the assignment cannot convey rights that do not exist. Mr. Mohamed has represented that he owns no prior works excluded from that assignment. We have no written intellectual-property assignment or confidentiality agreement with Mr. Campbell. See “Risk Factors.”

Government Regulation

Our planned business is subject to a variety of laws and regulations, including those relating to copyright and intellectual property, advertising and consumer protection, data privacy, and the labeling and use of AI-generated or synthetic media, as well as the policies of the third-party platforms on which we intend to distribute content. The legal framework governing AI-generated content is rapidly developing and uncertain, and new laws, regulations, or platform policies could materially affect our business. In connection with this offering, we are also subject to the federal securities laws, the rules of the SEC under Regulation A, and the securities laws of the states in which the offering is qualified.

Employees and Human Capital

As of the date of this Offering Circular, we have one employee, Nezar Mohamed, our President and Chief Executive Officer, who is employed under a written Executive Employment Agreement dated June 15, 2025 that requires him to devote substantially all of his business time to the business and affairs of the Company and East West Productions, LLC, our wholly owned subsidiary, and under which he also serves as an officer and manager of that subsidiary without additional compensation. Mr. Campbell, our Executive Vice President and a director, is not employed under a written agreement, receives no compensation, and devotes only a portion of his time to our business. None of our personnel is represented by a labor union or covered by a collective bargaining agreement, and we consider our relationship with our employee to be good. We expect to engage independent contractors and consultants as needed, and, as we implement our business plan and if we obtain sufficient capital, we expect to add creative, technical, production, and administrative personnel. See “Compensation of Directors and Officers.”

DESCRIPTION OF PROPERTY

We do not own any real property. Our principal executive offices are located at 5023 West 120th Avenue, PMB #324, Broomfield, Colorado 80020-5606, which we currently use on a mail-and-administrative basis. As we implement our business plan, we intend to establish production studio space, the cost of which is reflected under “Use of Proceeds to Issuer.” We believe that suitable additional or alternative space will be available as needed on commercially reasonable terms.

LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings, and we are not aware of any pending or threatened legal proceeding against us that, if determined adversely, would have a material adverse effect on our business or financial condition. To our knowledge, no director, officer, or affiliate of the Company, and no beneficial owner of more than five percent of our common stock, is a party adverse to us in any legal proceeding or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our common stock. Our common stock is not listed or quoted on any national securities exchange or quotation system. We intend to engage a registered market maker to file an application with FINRA pursuant to Rule 15c2-11 of the Exchange Act to obtain a quotation of our common stock on the OTC Markets (the OTCID tier, formerly known as the “Pink” market, or the OTCQB). We cannot assure you that a market maker will agree to file such an application, that FINRA will not object, or that any trading market will ever develop or be sustained.

Holders of Record

As of the date of this Offering Circular, there were seven (7) holders of record of our common stock. We have no other class or series of capital stock authorized or outstanding. The number of holders of record does not include beneficial owners whose shares may be held in street name.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions, and other factors the Board deems relevant, subject to applicable law.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the date of this Offering Circular, we do not have any equity compensation plans, and no securities are authorized for issuance under any equity compensation plan.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 per share, subject to certain exceptions. If and when our common stock is quoted, it is expected to be a penny stock. The penny-stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt, to deliver a standardized risk-disclosure document, to provide the customer with current bid and offer quotations, to disclose the compensation of the broker-dealer and its salesperson, and to provide monthly account statements showing the market value of each penny stock held in the customer’s account, as well as to make a special suitability determination and obtain the purchaser’s written agreement to the transaction. These requirements may reduce the level of trading activity in any secondary market for our common stock and may make it more difficult for investors to sell their shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to these differences include those discussed under “Risk Factors” and elsewhere in this Offering Circular. The financial figures referenced below are to be completed and conformed to our financial statements.

Overview

We are a development-stage company incorporated in Wyoming on June 3, 2025. We have not commenced revenue-generating operations and have generated no revenue since inception. Our activities to date have consisted of our organization, the issuance of common stock to our founders, the acquisition of our wholly owned subsidiary, the development of our business plan, and the conduct of capital-raising activities.

Plan of Operation

Over the next 12 months, assuming we obtain sufficient capital from this offering, we intend to: (i) acquire production equipment and establish studio capabilities; (ii) subscribe to AI and production software tools; (iii) develop and publish content channels and pursue YouTube and similar monetization; (iv) engage technical staff and consultants; and (v) pursue a quotation of our common stock on the OTC Markets. The scope and timing of these activities will depend on the amount of proceeds we raise in this offering. If we raise less than the maximum, we will prioritize offering expenses, platform monetization activities, and general working capital, and we may be required to seek additional financing. See “Use of Proceeds to Issuer.”

Results of Operations

For the year ended June 30, 2026, we generated no revenue and incurred a net loss of $25,875, consisting primarily of organizational, professional, and offering-related expenses. For the period from inception through June 30, 2025, we generated no revenue and incurred a net loss of $2,154. From inception through June 30, 2026, our cumulative net loss, and our accumulated deficit, was $28,029. We expect to continue to incur operating losses for the foreseeable future as we implement our business plan and incur the costs associated with this offering and any quotation of our common stock.

Our operating expenses include officer compensation earned by Mr. Mohamed under his Executive Employment Agreement, which became effective June 15, 2025 and provides for base salary at the rate of $2,000 per month. We recorded officer compensation of $[1,000] for the period from inception through June 30, 2025 (reflecting a prorated partial month) and $24,000 for the fiscal year ended June 30, 2026, of which $[16,000] was paid in cash and $[8,000] was accrued and unpaid at year end. We had no other employees and paid no other salaries during either period.

Liquidity and Capital Resources

As of June 30, 2026, we had cash of approximately $1, total assets of $2,638, no intangible assets, total liabilities of $12,667, and a stockholders’ deficit of $(10,029). Our existing capital resources are not sufficient to fund our planned operations. We will require additional capital, including the net proceeds of this offering and likely additional financing thereafter, to implement our business plan. We have no firm commitments to any additional financing, and additional financing may not be available on acceptable terms, or at all. These conditions raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our total liabilities as of June 30, 2026 include $[9,000] of accrued and unpaid base salary owed to Mr. Mohamed under his Executive Employment Agreement. That amount is an unsecured, non-interest-bearing obligation of the Company. Under the agreement, accrued and deferred base salary is payable no later than the earlier of our receipt of aggregate net proceeds of at least $250,000 from any offering of our securities or from operations and the last day of the fiscal year following the fiscal year in which the amount was earned. Accordingly, if this offering yields net proceeds of $250,000 or more, a portion of those proceeds will be required to be applied to accrued salary rather than to operations. See “Use of Proceeds to Issuer” and “Risk Factors.”

Contractual Obligations and Commitments

We do not lease any real property and have no capital-lease, purchase, or debt-service commitments. Our principal contractual commitment is the Executive Employment Agreement with Mr. Mohamed, which obligates us to pay base salary of $24,000 per year through the end of the initial term on June 14, 2027, and thereafter during any automatic one-year renewal term unless either party gives sixty (60) days’ notice of non-renewal, and to reimburse documented business expenses. If we terminate Mr. Mohamed without cause, or if he terminates for good reason, we must pay severance equal to three (3) months of base salary (currently $6,000), or the remainder of the then-current term if shorter, subject to his execution of a general release. The agreement also requires us to indemnify Mr.

Mohamed and to advance his expenses to the fullest extent permitted by the Wyoming Business Corporation Act; we do not currently maintain directors’ and officers’ liability insurance. We have no employment agreement with, and no compensation obligation to, Mr. Campbell, and we maintain no pension, retirement, or other employee benefit plan.

Off-Balance Sheet Arrangements

We do not have any off-balance-sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. A summary of our significant accounting policies is set forth in the notes to our financial statements appearing elsewhere in this Offering Circular.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following table sets forth information regarding our executive officers and directors as of the date of this Offering Circular. Each director holds office until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Name	Age	Position	Period of Service
Nezar Mohamed	21	President, Chief Executive Officer, and Director	Since inception
Ted D. Campbell II	60	Executive Vice President (Business Development / Legal and Regulatory) and Director	Since June 14, 2025

Nezar Mohamed - President, Chief Executive Officer, and Director

Mr. Mohamed has served as our President, Chief Executive Officer, and a director since our inception in June 2025. Mr. Mohamed is a dual citizen of the United States and the Arab Republic of Egypt. Mr. Mohamed began his career in Egypt, where he worked in directing and screenwriting alongside established film and television directors. In November 2022, he was nominated for recognition in the short-film category at the Cairo International Film Festival. He relocated to the United States in January of 2023 to pursue a career in the film industry. Mr. Mohamed has completed workshops and coursework in directing, editing, screenwriting, and photography.

Since 2024, Mr. Mohamed has served as the founder and Chief Executive Officer of East West Productions LLC, a Wyoming limited liability company, which was acquired by the Company. East West Productions LLC was organized as an independent production company engaged in the development of music-driven and audiovisual content for global digital platforms. East West Productions LLC focuses on cross-cultural storytelling that combines music, film, and experimental visual media intended for international audiences and festival distribution, and through that company.

Mr. Mohamed has participated in the development and distribution of original creative projects across digital platforms. Mr. Mohamed is employed under a written Executive Employment Agreement with us dated June 15, 2025, which requires him to devote substantially all of his business time to the business and affairs of the Company and East West Productions, LLC, our wholly owned subsidiary, and under which the parties have acknowledged that he devotes approximately forty (40) hours per week to their combined business. He serves as an officer and manager of that subsidiary, and as one of our directors, without additional compensation. See “Compensation of Directors and Officers - Executive Employment Agreement with Nezar Mohamed,” “Interest of Management and Others in Certain Transactions,” and “Risk Factors.”

In November 2025, Mr. Mohamed returned to the Cairo International Film Festival as a film content producer and participated in the festival’s “Industry Gold” program, an accreditation providing full access to festival screenings and private industry events. In April 2026, he attended the ten-day Miami Film Festival as an accredited “Industry Participant,” with full access to festival screenings and private industry events including the prestigious opening and closing special events.

We believe Mr. Mohamed’s creative and production background, his experience founding and operating an independent production company, and his engagement with international film markets and festival distribution channels qualify him to serve as an officer and director.

Ted D. Campbell II - Executive Vice President and Director

Mr. Campbell has served as our Executive Vice President (Business Development/Legal and Regulatory) and a director since June 14, 2025. Mr. Campbell has more than 35 years of experience in corporate and securities regulatory matters, advising private and public companies on corporate structure and governance, capital formation, regulatory compliance, mergers and acquisitions, and the process of becoming publicly quoted issuers. Over the course of his career, Mr. Campbell has been involved with more than 200 issuers quoted on the OTC Markets (OTCID and OTCQB tiers), the former OTC Bulletin Board, and Nasdaq. Since November 2013, Mr. Campbell has served as the Corporate Regulatory Compliance, a corporate consulting firm that assists private companies in becoming publicly quoted through self-directed registered and exempt offerings and assists reporting issuers with their ongoing compliance obligations with the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”). His securities experience encompasses federally exempt offerings, the preparation and filing of registration statements under the Securities Act of 1933, as amended, periodic and current reporting under the Securities Exchange Act of 1934, as amended, state blue sky registration by coordination and qualification, and Form 211 public quotation applications with FINRA, including offerings conducted under Regulation A, Regulation D, and Regulation Crowdfunding as amended by the Jumpstart Our Business Startups Act of 2012.

Mr. Campbell worked for the Oklahoma Department of Securities from 1990 to 1994 as a Securities Legal Intern and for the Nevada Department of Securities from 1995 to 1996 as a State Securities Examiner. Mr. Campbell received his Juris Doctorate and Master of

Business Administration from the University of Oklahoma in 1993 and a B.B.A. in Corporate Finance from Texas A&M University in 1989, where he graduated with Distinguished Student status. At the University of Oklahoma College of Law, he was a staff member of the American Indian Law Review.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, none of our directors or executive officers has been involved during the past ten years in any of the legal proceedings that are material to an evaluation of his ability or integrity, including any that would constitute a disqualifying event under the “bad actor” provisions of Regulation A.

Board Composition and Director Independence

Our Board of Directors currently consists of two members, both of whom are also executive officers and have a direct financial interest in the Company. We do not currently have any directors who qualify as “independent” under the listing standards of any national securities exchange. As a company that is not listed on a national securities exchange, we are not currently required to have independent directors.

Board Committees

We do not currently maintain separately designated standing audit, compensation, or nominating committees. The functions customarily performed by these committees are performed by our Board of Directors as a whole. Our Board has appointed Ted D. Campbell II as the initial head of our audit function, which is authorized to review our annual financial statements with our independent accountants, to review and approve non-audit services, and to recommend the appointment of independent accountants. We intend to establish board committees and adopt related charters as and when we add independent directors and as our operations and resources warrant.

Code of Ethics

We have not yet adopted a formal written code of business conduct and ethics. We intend to adopt a code of business conduct and ethics applicable to our directors, officers, and employees in connection with the development of our business.

COMPENSATION OF DIRECTORS AND OFFICERS

We are a development-stage company and have paid only limited cash compensation, and no non-cash compensation, to our executive officers since inception. Our fiscal year ends June 30. The following table sets forth all compensation awarded to, earned by, or paid to our named executive officers - our principal executive officer and our only other executive officer, who together constitute all of the persons required to be included under Regulation A - for the period from inception (June 3, 2025) through June 30, 2025 and for the fiscal year ended June 30, 2026.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock / Option Awards ($)	Total ($)
Nezar Mohamed, President & Chief Executive Officer	2025(1)	$1,000(2)	0	0	$1,000
Nezar Mohamed, President & Chief Executive Officer	2026	$24,000(3)	0	0	$24,000
Ted D. Campbell II, Executive Vice President	2025(1)	0	0	0	0
Ted D. Campbell II, Executive Vice President	2026	0(4)	0	0	0

(1)Represents the period from inception (June 3, 2025) through June 30, 2025, the end of our first fiscal period.

(2)Mr. Mohamed’s Executive Employment Agreement became effective June 15, 2025, and provides for base salary at the rate of $2,000 per month, prorated for any partial month. The amount shown reflects the prorated portion of that month.

(3)Represents base salary of $2,000 per month earned for the fiscal year ended June 30, 2026, of which $[4,000] was paid in cash and $[8,000] was accrued and unpaid as of June 30, 2026. Aggregate base salary accrued and unpaid was $[8,000] as of June 30, 2026, and $[12,000] as of the date of this Offering Circular. Accrued base salary is an unsecured, non-interest-bearing obligation of the Company, is reflected as a liability on our balance sheet, and is payable no later than the earlier of (i) our receipt of aggregate net proceeds of at least $250,000 from any offering of our securities or from operations and (ii) the last day of the fiscal year following the fiscal year in which the amount was earned. See “Use of Proceeds to Issuer” and “Risk Factors.”

(4)Mr. Campbell has received no cash or non-cash compensation from us for his services as an officer or as a director since inception and is not party to an employment agreement with us. Shares of our common stock held by Terra Capital Partners, LLC, of which Mr. Campbell is a managing member, were issued as founder shares and in connection with our acquisition of East West Productions, LLC, and not as compensation for services. See “Interest of Management and Others in Certain Transactions.”

(5)Neither named executive officer received any perquisites or other personal benefits, any award under any equity or non-equity incentive plan, any pension or deferred-compensation earnings, or any other form of compensation during either period. We maintain no employee benefit plans.

Executive Employment Agreement with Nezar Mohamed

On June 15, 2025, we entered into an Executive Employment Agreement with Nezar Mohamed, our President and Chief Executive Officer and a member of our Board of Directors. The following summary of the material terms of that agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Position and term. Mr. Mohamed serves as our President and Chief Executive Officer, reporting to the Board. The initial term runs from June 15, 2025, through June 14, 2027, and renews automatically for successive one-year terms unless either party gives not less than sixty (60) days’ written notice of non-renewal. Non-renewal is not a termination without cause and does not give rise to severance. The agreement provides that his employment during the term is not at will and may be terminated only as provided in the agreement.

Duties; time commitment. Mr. Mohamed is responsible for the day-to-day management of the Company and of East West Productions, LLC, our wholly owned subsidiary, for content development and production, for the evaluation and implementation of artificial-intelligence and other production tools, for platform monetization and compliance with platform policies, for slate development and industry relationships, and for supervising personnel within Board-approved budgets. He is also responsible for supporting our capital-formation activities and, in coordination with the Board and our counsel and accountants, our compliance with the federal and state securities laws, including the execution and certification of filings in his capacity as principal executive officer, and, until we appoint separate officers, for performing the duties of principal financial officer and principal accounting officer. He is required to devote substantially all of his business time to the Company and the subsidiary, and the parties have acknowledged that he devotes approximately forty (40) hours per week to their combined business. He serves as an officer, manager, or director of the subsidiary and of any future affiliate, and as one of our directors, without additional compensation.

Base salary; accrual and deferral. The agreement provides for base salary at the rate of $2,000 per month, equal to $24,000 per year, payable monthly in arrears less applicable withholding and prorated for any partial month. If in any month we determine in good faith that we lack sufficient cash to pay all or part of the base salary, the unpaid portion accrues as an unsecured obligation without interest and is payable when the Board determines that funds are available, and in any event no later than the earlier of (i) our receipt of aggregate net proceeds of at least $250,000 from any offering of our securities or from operations and (ii) the last day of the fiscal year following the fiscal year in which the amount was earned. Agreeing to accrue or defer salary is not a waiver of the amount and does not constitute good reason. Accrued and unpaid base salary is reflected as a liability on our financial statements. The Board must review the base salary at least annually and may increase, but may not decrease, it during the term without Mr. Mohamed’s written consent.

Bonus, equity, and benefits. Mr. Mohamed is eligible for a discretionary bonus in such amount and on such performance criteria as the Board may determine in its sole discretion; no bonus is guaranteed. If and when we adopt an equity incentive plan, he is eligible to participate on terms determined by the Board, but the agreement does not obligate us to adopt a plan or to grant any award, and no award has been granted. He is entitled to participate in any employee benefit plans we may adopt; we maintain none. He is entitled to [fifteen (15)] days of paid time off per year, which does not carry over and is not paid out on termination except as required by law, and to reimbursement of documented business expenses, with expenses over $[1,000] individually or creating a recurring obligation requiring prior Board approval. He is not entitled to any other compensation and may not receive any commission or other transaction-based compensation in connection with the offer or sale of our securities.

Termination and severance. Employment terminates automatically on death, and we may terminate on disability or immediately for cause, which includes specified criminal, fraudulent, or dishonest acts, material breach of the agreement or of fiduciary duty, willful failure to perform or to follow lawful Board directives, gross negligence or willful misconduct causing material harm, material violation of our policies or applicable law, and the occurrence of any event that would be a disqualifying event under Rule 262 or that would otherwise cause us to be ineligible to rely on Regulation A, in each case subject to a thirty (30) day cure period for specified curable matters. We may terminate without cause on thirty (30) days’ notice, and Mr. Mohamed may resign without good reason on thirty (30)

days’ notice or terminate for good reason, subject to notice and cure requirements. On a termination without cause or for good reason, and subject to his execution and non-revocation of a general release, we must continue his base salary for three (3) months following termination, or for the remainder of the then-current term if shorter. No severance is payable on a termination for cause, resignation without good reason, death, disability, or non-renewal. On any termination we must pay accrued obligations, including base salary accrued under the deferral provision, and he must return Company property and transfer administrative control of platform and social media accounts and is deemed to resign from all offices and directorships.

Restrictive covenants. During the term, Mr. Mohamed may not engage in or hold an interest in (other than up to two percent of a public company’s securities) any competing business without Board consent. For twelve (12) months after termination for any reason, he may not, within any geographic area in which we then conduct or distribute content, engage in or render substantially similar services to any business that develops, produces, or monetizes AI-assisted digital video content for distribution on third-party platforms in direct competition with us; that restriction does not prevent him from working in the film and media industry generally. He is also subject to a twelve (12) month non-solicitation covenant covering our personnel and our distributors, platform partners, sponsors, advertisers, and licensees, and both parties are subject to a two (2) year mutual non-disparagement covenant. The covenants are subject to judicial reformation and are governed by the law of the jurisdiction in which enforcement is sought.

Confidentiality and intellectual property. Mr. Mohamed is subject to perpetual confidentiality obligations and has assigned to us all work product created during the term relating to our business or created using our resources, including material created with the assistance of artificial-intelligence tools, with such work product treated as work made for hire to the extent it qualifies. He has waived moral rights to the extent permitted by law, has agreed to document human authorship contributions, to use AI tools only under license terms permitting our intended commercial use, and not to input confidential information into tools whose terms would compromise our ownership. He listed no prior works excluded from the assignment. The agreement acknowledges that AI-assisted material may not be eligible for copyright protection in whole or in part and that he makes no representation as to copyrightability. Nothing in the agreement restricts protected communications with the Commission or other government agencies, and it includes the trade-secret immunity notice required by 18 U.S.C. § 1833(b).

Indemnification; other terms. We must indemnify Mr. Mohamed and advance his expenses in his capacity as an officer and director to the fullest extent permitted by the Wyoming Business Corporation Act and our Articles of Incorporation and Bylaws. The agreement acknowledges that no directors’ and officers’ liability insurance was in effect on the effective date, and we maintain none as of the date of this Offering Circular. It also acknowledges that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy and therefore unenforceable. Compensation paid under the agreement is subject to recoupment under applicable law, the rules of any exchange or quotation system on which our securities are quoted, and any clawback policy we adopt. The agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, is governed by Wyoming law (subject to the covenant provision described above), and provides for non-exclusive venue in Wyoming. Mr. Mohamed represented that he is subject to no event described in Rule 262(a) under the Securities Act. The agreement was approved by our Board of Directors, with Mr. Mohamed abstaining, as a related-party transaction. See “Interest of Management and Others in Certain Transactions.”

Other Employment Arrangements

We are not party to a written employment agreement with Ted D. Campbell II, our Executive Vice President and a director, and we pay him no salary or other compensation. We have no change-in-control, retirement, pension, profit-sharing, deferred-compensation, or similar plan or arrangement with any officer or director, and no compensatory arrangement with any officer or director other than the Executive Employment Agreement described above. If we enter into an employment agreement with Mr. Campbell or any other officer, we will file it as an exhibit to the Offering Statement by amendment and disclose its material terms.

Outstanding Equity Awards

There were no outstanding equity awards held by our named executive officers as of the date of this Offering Circular. We have not adopted an equity incentive plan, and no shares are reserved for issuance under any such plan. Under his Executive Employment Agreement, Mr. Mohamed would be eligible to participate in any equity incentive plan we may adopt on terms determined by our Board, but that agreement does not obligate us to adopt a plan or to grant any award.

Director Compensation

We have not paid any compensation to our directors for their service as directors, and we do not currently have a formal arrangement for the compensation of directors. Under his Executive Employment Agreement, Mr. Mohamed receives no additional compensation for his service as a director or as an officer or manager of our subsidiary, and he has agreed to resign as a director upon the Board’s request following any termination of his employment. Mr. Campbell receives no compensation for his service as a director or as an officer. We do not reimburse directors for expenses of attending Board meetings, other than reimbursement of documented business expenses payable to Mr. Mohamed under his Executive Employment Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Offering Circular, and as adjusted to reflect the sale of all 5,000,000 Company Shares offered by us in this offering, by: (i) each person known by us to beneficially own more than 10% of our outstanding common stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, and subject to applicable community-property laws, we believe that each beneficial owner has sole voting and investment power over the shares shown.

Percentage ownership before the offering is based on 15,360,000 shares of common stock outstanding as of the date of this Offering Circular. Percentage ownership after the offering is based on 20,360,000 shares of common stock outstanding, assuming the sale of all 5,000,000 Company Shares in this Offering. Common stock is our only authorized class of capital stock, and we have no outstanding options, warrants, convertible securities, or other securities exercisable for or convertible into shares of common stock.

Name and Address of Beneficial Owner (1)	Shares of Common Stock	% Before Offering	% After Offering
Nezar Mohamed (2) and (3)	12,500,000	81.38%	61.39%
Terra Capital Partners, LLC (3)	2,500,000	16.28%	12.28%
All directors and executive officers as a group (2 persons)	15,000,000	97.66%	73.67%

(1)  Unless otherwise indicated, the business address of each beneficial owner is c/o East West International, Inc., 5023 West 120th Avenue, PMB #324, Broomfield, Colorado 80020-5606.

(2)  Mr. Mohamed is our President, Chief Executive Officer, and a director. Mr. Mohamed holds no securities of the Company other than the shares of common stock shown in the table. As a result of his ownership of a majority of our outstanding common stock, Mr. Mohamed is able to control the outcome of all matters submitted to a vote of stockholders. See “Securities Being Offered” and “Risk Factors.”

(3)  Terra Capital Partners, LLC is a Colorado limited liability company. The shares shown were originally issued to Prima Verde, LLC, a Nevada limited liability company, and were transferred to Terra Capital Partners, LLC following their issuance. Ted D. Campbell II, our Executive Vice President and a director, is a managing member of Terra Capital Partners, LLC and may be deemed to share voting and investment power over the shares held by it. Mr. Campbell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Mohamed is also a managing member of Terra Capital Partners, LLC.  Mr. Campbell and Mr. Mohamed each own 50% each of the current issued and outstanding membership units of Terra Capital Partners, LLC.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related-Party Transactions

Founder Issuances. Since inception, we issued an aggregate of 15,000,000 shares of common stock to our founders, consisting of shares issued to Nezar Mohamed and to Prima Verde, LLC (which shares were subsequently transferred to Terra Capital Partners, LLC, a Colorado limited liability company, of which Mr. Campbell is a managing member). . Mr. Mohamed is also a managing member of Terra Capital Partners, LLC.  Mr. Campbell and Mr. Mohamed each own 50% each of the current issued and outstanding membership units of Terra Capital Partners, LLC. These issuances were made in reliance on exemptions from registration under the Securities Act. See “Recent Sales of Unregistered Securities” in Part I.

Acquisition of East West Productions, LLC. On June 9, 2025, we entered into a Membership Interest Purchase Agreement with East West Productions, LLC, pursuant to which we acquired all of its outstanding membership interests in exchange for the issuance of 2,500,000 shares of our common stock. Those shares were distributed to our officers and directors as follows: 1,250,000 shares to Nezar Mohamed and 1,250,000 shares to Prima Verde, LLC (which shares, together with the founder shares held by Prima Verde, LLC, were subsequently transferred to Terra Capital Partners, LLC, a Colorado limited liability company). As a result of the transaction, East West Productions, LLC became our wholly owned subsidiary.

Private Placement. Following inception, we conducted a private placement of our securities exempt from registration under the Securities Act, in which we offered units consisting of common stock. We sold an aggregate of 360,000 shares of common stock in that private placement at $0.05 per share, for aggregate cash consideration of $18,000, of which 280,000 shares constitute the Resale Shares being included for resale by the selling securityholders under this Offering Circular. The remaining 80,000 shares sold in that private placement are not being qualified for resale in this offering and remain restricted securities. See “Selling Securityholders” and “Recent Sales of Unregistered Securities” in Part I.

Executive Employment Agreement with Nezar Mohamed. On June 15, 2025, we entered into an Executive Employment Agreement with Nezar Mohamed, our President, Chief Executive Officer, a director, and the beneficial owner of approximately 81.38% of our outstanding common stock. The agreement provides for base salary at the rate of $2,000 per month ($24,000 per year), has an initial term ending June 14, 2027, with automatic one-year renewals, permits unpaid base salary to accrue as an unsecured, non-interest-bearing obligation when we lack sufficient cash, and provides for severance equal to three (3) months of base salary if we terminate him without cause or he terminates for good reason. Accrued and deferred base salary becomes payable no later than the earlier of our receipt of aggregate net proceeds of at least $250,000 from any offering of our securities or from operations and the last day of the fiscal year following the fiscal year in which the amount was earned. The amount involved was $[1,000] for the period from inception through June 30, 2025, and $24,000 for the fiscal year ended June 30, 2026, of which $[8,000] remained accrued and unpaid at June 30, 2026. The amount involved exceeds the lesser of $50,000 and one percent of the average of our total assets at year-end for our last two completed fiscal years, and the transaction is therefore disclosed here. The agreement was approved by our Board of Directors, with Mr. Mohamed abstaining. We have no independent or disinterested directors, and the terms of the agreement were not determined by arm’s-length negotiation with, or reviewed by, any independent director, compensation committee, or independent compensation consultant, and may be less favorable to us than terms we could have obtained from an unaffiliated person. The agreement is filed as Exhibit 6.2 to the Offering Statement, and the summary of its material terms appears under “Compensation of Directors and Officers - Executive Employment Agreement with Nezar Mohamed.” See also “Use of Proceeds to Issuer” and “Risk Factors.”

Conflicts of Interest

Our officers and directors are engaged in other business activities and may in the future become involved in additional business opportunities that could compete with us or otherwise give rise to conflicts of interest in the allocation of their time and the pursuit of opportunities. Our Board has not adopted a formal written related-party transaction policy but intends to adopt one as our business develops. Pending adoption of a formal policy, related-party transactions are subject to review and approval by our Board of Directors, including, where appropriate, by directors who do not have an interest in the transaction. Because our Board consists of only two members, each of whom is an executive officer and a beneficial owner of our common stock, a related-party transaction involving one of them - including the Executive Employment Agreement with Mr. Mohamed - can be approved only by the other interested director, with the interested party abstaining, and is not reviewed by any independent director.

Director Independence

Both of our directors have a direct financial interest in the Company, and neither qualifies as “independent” under the independence standards of any national securities exchange. See “Directors, Executive Officers, and Significant Employees - Board Composition and Director Independence.”

STATE (BLUE SKY) QUALIFICATION

This is a Tier 1 offering under Regulation A. Unlike a Tier 2 offering, a Tier 1 offering does not preempt the registration and qualification requirements of state securities (“blue sky”) laws under Section 18 of the Securities Act. Accordingly, the Shares may be offered and sold only in those states in which the offering has been registered or qualified, or in which an exemption from registration or qualification is available, and in which we and any participating persons are appropriately registered or exempt.

We intend to seek clearance to offer and sell the Shares in selected states, principally through the coordinated review program administered by NASAA, under which a lead state coordinates the review of the offering on behalf of participating states. Each participating state nonetheless conducts its own review under its own statutes and rules, and certain states apply merit-based standards. As a result, the blue-sky process may result in additional disclosure, escrow or impound requirements, suitability standards, per-investor investment limitations, or other conditions, or in a determination by one or more states not to clear the offering. We will identify the states in which the offering has been qualified, and any related conditions, by supplement or amendment to this Offering Circular before commencing sales in those states.

REPORTING OBLIGATIONS; WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act and Regulation A with respect to the Shares offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the Shares offered by this Offering Circular, we refer you to the Offering Statement and its exhibits. Statements contained in this Offering Circular regarding the contents of any contract or other document are not necessarily complete, and, where the contract or document is filed as an exhibit, each such statement is qualified in all respects by reference to the exhibit.

Because this is a Tier 1 offering, we will not be subject to the ongoing reporting requirements of Regulation A that apply to Tier 2 issuers (annual reports on Form 1-K, semiannual reports on Form 1-SA, and current reports on Form 1-U). Following the termination or completion of this offering, we will be required to file an exit report on Form 1-Z. Completion of this Tier 1 offering will not, by itself, cause us to become subject to the periodic and current reporting requirements of the Exchange Act. We may separately elect, or become required, to register a class of securities under the Exchange Act or otherwise become a reporting company, including in connection with obtaining a quotation of our common stock; in that event we would become subject to additional reporting obligations.

The Offering Statement, this Offering Circular, and our other filings with the SEC are available to the public on the SEC’s website at www.sec.gov, which contains reports and other information regarding issuers that file electronically with the SEC.

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FINANCIAL STATEMENTS

The following financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, are required to be included in this Offering Circular and are to be inserted prior to qualification:

EAST WEST INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2026	June 30, 2025

ASSETS
Current assets
Cash	$1	$-
Accounts receivable, net	83	-
Total current assets	84	-

Fixed assets - net	2,554	-

Total assets	$2,638	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$4,667	$2,154
Accrued expenses	8,000	-
Total liabilities	12,667	2,154

Stockholders' deficit
Common stock, $0.001 par value, 100,000,000 shares authorized; 15,360,000 and 15,000,000 shares issued and outstanding at June 30, 2026 and June 30, 2025, respectively	15,360	15,000
Additional paid-in capital	2,640	(15,000)
Accumulated deficit	(28,029)	(2,154)
Total stockholders' deficit	(10,029)	(2,154)

Total liabilities and stockholders' deficit	$2,638	$-

The accompanying notes are an integral part of these consolidated financial statements.

EAST WEST INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Year Ended June 30, 2026	For the Period June 4, 2025 (Inception) through June 30, 2025

Net revenue	$-	$-
Cost of goods sold	-	-
Gross profit	-	-

Operating expenses
Sales and marketing expenses	878	-
General and administrative	24,997	2,154
Total operating expenses	25,875	2,154

Total operating loss	(25,875)	(2,154)

Other (income) expense	-	-
Total other (income) expense	-	-

Net loss	$(25,875)	$(2,154)

Net loss attributable to common stockholders	$(25,875)	$(2,154)
Basic and diluted net loss per common share	$(0.00)	$(0.00)
Weighted average common shares outstanding - basic and diluted	[•]	[•]

The Company had no options, warrants, convertible securities or other potentially dilutive securities outstanding during either period presented. Accordingly, basic and diluted net loss per common share are the same for each period presented.

The accompanying notes are an integral part of these consolidated financial statements.

EAST WEST INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Period from June 4, 2025 (Inception) through June 30, 2026

(Unaudited)

	Common Stock
	Number	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total

Balance, June 4, 2025 (Inception)	-	$-	$-	$-	$-
Common shares issued in connection for services	12,500,000	12,500	(12,500)	-	-
Common shares issued in connection exchange	2,500,000	2,500	(2,500)	-	-
Net loss	-	-	-	(2,154)	(2,154)
Balance, June 30, 2025	15,000,000	$15,000	$(15,000)	$(2,154)	$(2,154)
Common shares issued for cash at $0.05 per share	360,000	360	17,640	-	18,000
Net loss	-	-	-	(25,875)	(25,875)
Balance, June 30, 2026	15,360,000	$15,360	$2,640	$(28,029)	$(10,029)

The accompanying notes are an integral part of these consolidated financial statements.

EAST WEST INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Year Ended June 30, 2026	For the Period June 4, 2025 (Inception) through June 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,875)	$(2,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	510	-
Shares issued and vested, options and RSU expensed for employee and non-employee services	-	2,000
Changes in operating assets and liabilities:
Accounts receivable	(83)	-
Accounts payable	2,514	175
Accrued expenses	8,000	-
NET CASH USED IN OPERATING ACTIVITIES	(14,934)	21

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(3,065)	-
CASH USED IN INVESTING ACTIVITIES	(3,065)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of equity	18,000	-
CASH PROVIDED BY FINANCING ACTIVITIES	18,000	-

NET CHANGE IN CASH	1	21
CASH AT BEGINNING OF PERIOD	21	-
CASH AT END OF PERIOD	$22	$21

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Common stock issued for services and in exchange	$-	$15,000
Offset to additional paid-in capital on common issuances	-	(15,000)

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

EAST WEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2026 and June 30, 2025 (Unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

East West International, Inc. (the “Company”) was incorporated in the State of Wyoming on June 4, 2025. The Company is a development-stage, start-up company whose business plan is to become an independent film and media content development firm focused on leveraging emerging technologies to create, monetize, and distribute digital and cinematic content.

On June 9, 2025, the Company acquired all of the outstanding membership interests of East West Productions, LLC (“EWP”), a Wyoming limited liability company, in exchange for the issuance of 2,500,000 shares of the Company’s common stock. As a result of that transaction, EWP became a wholly owned subsidiary of the Company.

Basis of Presentation

The consolidated financial statements included herein, presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and stated in U.S. dollars, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying consolidated financial statements are unaudited.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, East West Productions, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Business Segments

The Company operates as a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying consolidated financial statements present financial information in a format that is consistent with the internal financial information used by management.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenue since inception and, at June 30, 2026, had an accumulated deficit of $28,029 and a total stockholders’ deficit of $10,029. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued. Management’s plans include raising additional capital through the sale of equity securities. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - STOCKHOLDERS' EQUITY (DEFICIT)

Authorized Capital Stock

The authorized capital stock of the Company consists solely of 100,000,000 shares of common stock, par value $0.001 per share. No other class or series of capital stock is authorized, and no shares of any other class or series of capital stock were issued or outstanding at June 30, 2026 or June 30, 2025.

Common Stock

During the period from June 4, 2025 (inception) through June 30, 2025, the Company issued 12,500,000 shares of common stock for services and 2,500,000 shares of common stock in connection with the acquisition of East West Productions, LLC described in Note 1, in each case recorded at par value with a corresponding charge to additional paid-in capital.

During the year ended June 30, 2026, the Company issued 360,000 shares of common stock for cash proceeds of $18,000, or $0.05 per share. At June 30, 2026 and June 30, 2025, 15,360,000 and 15,000,000 shares of common stock, respectively, were issued and outstanding.

NOTE 4 - RELATED PARTY AND CONTROL CONSIDERATIONS

During the period from June 4, 2025 (inception) through June 30, 2025, the Company issued 12,500,000 shares of common stock in consideration of services rendered to the Company, of which 12,500,000 shares were issued to officers and directors of the Company. Such shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and were recorded at par value with a corresponding charge to additional paid-in capital.

At June 30, 2026, the officers and directors of the Company beneficially owned, in the aggregate, 15,000,000 shares of common stock, representing approximately 97.79% of the total voting power of the Company’s outstanding capital stock. Accordingly, such persons are able to control the outcome of all matters submitted to a vote of stockholders, including the election of directors.

There were no other related party transactions requiring disclosure for the periods presented.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring subsequent to June 30, 2026 through the date these consolidated financial statements were issued and has determined that there are no material subsequent events requiring disclosure in these financial statements.

PART I - NOTIFICATION

Item 1. Issuer Information

Exact name of issuer	East West International, Inc.
Jurisdiction of incorporation	Wyoming
Year of incorporation	2025 (incorporated June 3, 2025)
CIK / IRS Employer ID No.	CIK – To Be Issued and EIN - 39-2647292
Primary SIC Code	7812 (Motion Picture & Video Production)
Principal office	5023 West 120th Avenue, PMB #324, Broomfield, Colorado 80020-5606
Telephone	(702) 767-3065
Transfer agent	Empire Stock Transfer, Inc. (Las Vegas, Nevada) or another federally registered stock transfer agent with the Securities and Exchange Commission on the close of this Offering.
Industry group	Other (Media / Film & Video)

The Company has not previously sold securities pursuant to Regulation A. The Company is not a development-stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company; the Company has a specific business plan as described in this Offering Circular. The Company is not a blank-check company and is not subject to, and has not voluntarily elected to be subject to, the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Item 2. Issuer Eligibility

The Company certifies, and will certify on the online notification, that it meets the issuer-eligibility requirements of Rule 251(b) of Regulation A, including that it: (i) is an entity organized under the laws of, and with its principal place of business in, a State of the United States; (ii) is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act immediately before this offering; (iii) is not a development-stage company without a specific business plan, and is not a blank-check company; (iv) is not an investment company registered or required to be registered under the Investment Company Act of 1940; (v) is not issuing fractional undivided interests in oil or gas rights, or similar interests in other mineral rights; (vi) is not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act within the preceding five years; (vii) has filed with the Commission all reports required to be filed, if any, during the preceding two years; and (viii) is not, and none of its predecessors or affiliated issuers is, disqualified under the “bad actor” provisions of Rule 262.

Item 3. Application of Rule 262 (“Bad Actor” Disqualification and Disclosure)

Neither the Company nor any other person described in Rule 262(a) under Regulation A is subject to any disqualifying event described in that rule, and no disclosure is required under Rule 262(b). The Company will exercise reasonable care, including factual inquiry of its covered persons, to confirm the foregoing prior to qualification.

Item 4. Summary Information Regarding the Offering and Other Current or Proposed Offerings

Offering conducted under	Tier 1 of Regulation A
Securities offered	Common stock, $0.001 par value
Price per share	$0.10
Shares offered by issuer (primary)	5,000,000 shares ($500,000)
Shares offered by selling securityholders	280,000 shares ($28,000)
Aggregate offering price (all securities)	$528,000
Selling-securityholder share of aggregate	Approximately 5.3% (within the 30% first-time-issuer limit of Rule 251(a))
Underwriters / sales commissions	None (self-underwritten, best-efforts)
Estimated offering expenses	Approximately $30,000

Item 5. Jurisdictions in Which Securities Are to be Offered

The securities will be offered by the Company’s officers and directors in the following jurisdiction(s): Nevada, Colorado, Texas, Florida, and Virginia. Because this is a Tier 1 offering, Regulation A does not preempt state securities (“blue sky”) registration or qualification requirements, and the Company intends to register or qualify the offering, or perfect an available exemption, in each jurisdiction in which offers and sales are to be made, including, where available, through the NASAA Coordinated Review program. The selling securityholders’ resales are also subject to applicable state requirements. See “State (Blue Sky) Qualification” and “Plan of Distribution.”

Item 6. Unregistered Securities Issued or Sold Within One Year

The following sets forth information regarding all securities of the Company that were sold or issued within one year before the filing of this Offering Statement and that were not registered under the Securities Act. The information below is to be completed and conformed to the Company’s records before qualification.

•Founder Shares. Upon and following inception (June 3, 2025), the Company issued an aggregate of 15,000,000 shares of common stock to its two founders. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. No underwriters were involved, and no commissions were paid.

•Subsidiary Acquisition. On June 9, 2025, the Company issued 2,500,000 shares of common stock to the equity holders of East West Productions, LLC in connection with its acquisition of all of the outstanding membership interests of that entity, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. (These 2,500,000 shares are included within the 15,000,000 founder shares referenced above to the extent issued to the founders.)

•Private Placement. The Company conducted a private placement of common stock (offered in units) to a limited number of investors in reliance on the exemption from registration provided by Regulation D under the Securities Act and corresponding state exemptions, pursuant to which it issued and sold an aggregate of 360,000 shares of common stock to five (5) investors at a purchase price of $0.05 per share, for aggregate cash consideration of $18,000. No general solicitation or general advertising was used, and no underwriting discounts or commissions were paid. Of the 360,000 shares sold in that private placement, 280,000 shares are the Resale Shares being qualified for resale by the selling securityholders under this Offering Circular. The remaining 80,000 shares are not being qualified for resale, remain restricted securities, and continue to bear a restrictive legend.

•Each certificate representing the foregoing securities bears, or will bear, a customary restrictive legend, and each purchaser represented that it was acquiring the securities for investment and not with a view to distribution.

PART III - EXHIBITS

The following exhibits are filed as part of, or are incorporated by reference into, this Offering Statement. The exhibits are numbered in accordance with the exhibit table set forth in Part III of Form 1-A.

Exhibit No.	Description
1	Underwriting agreement - Not applicable. The offering is self-underwritten; no underwriter or placement agent has been engaged.
2a	Articles of Incorporation of East West International, Inc., as amended
2b	Bylaws of East West International, Inc.
3.1	Specimen Common Stock Certificate
4	Form of Subscription Agreement
6.1	Membership Interest Purchase Agreement, dated June 9, 2025, between the Company and East West Productions, LLC
6.2	Executive Employment Agreement, dated June 15, 2025, between the Company and Nezar Mohamed (filed herewith)
6.3	Form of Employment Agreement with Ted D. Campbell II (to be filed by amendment, if and when entered into)*
8	Escrow agreement - Not applicable. This is a no-minimum, no-escrow offering.
11.1	Consent of independent auditor*
11.2	Consent of independent counsel (included in Exhibit 12)
12	Opinion of [Independent Counsel] regarding the legality of the securities being offered
13	“Testing the waters” materials - None used to date; to be filed if and when used*
15.1	List of Subsidiaries (East West Productions, LLC, a Wyoming limited liability company)*

* To be filed by amendment.

Indemnification of Directors and Officers

The Company is organized under the laws of the State of Wyoming. The Wyoming Business Corporation Act permits a corporation to indemnify its directors, officers, employees, and agents against liability and reasonable expenses incurred in connection with proceedings to which they are made a party by reason of their service in those capacities, subject to certain conditions and limitations, including that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. The Wyoming Business Corporation Act also permits a corporation to limit or eliminate the personal liability of a director for monetary damages for breach of fiduciary duty, subject to certain exceptions.

The Company’s Articles and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act, and permit the Company to advance expenses incurred in defending any proceeding in advance of its final disposition, subject to any required undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, or controlling persons pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on August 26, 2026.

EAST WEST INTERNATIONAL, INC.

By: /s/ Nezar Mohamed

Name: Nezar Mohamed

Title: President and Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Nezar Mohamed

Nezar Mohamed

President, Chief Executive Officer, and Director

(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Date: August 26, 2026

/s/ Ted D. Campbell II

Ted D. Campbell II

Executive Vice President and Director

Date: August 26, 2026